UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

Of the Securities Exchange Act of 1934

Check the appropriate box:

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[ ] Definitive Information Statement

Gourmet Gifts, Inc.

(Name of Registrant as Specified In Charter)

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INFORMATION STATEMENT

GOURMET GIFTS, INC.

4580 South Thousand Oaks Dr.

Salt Lake City, UT 84124

This information statement is circulated to advise the stockholders of action proposed to be taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the common stock of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY.

The matters upon which action is proposed to be taken are:

1. Approve the Agreement and Plan of Reorganization with E.M. Tool Company, Inc.

2. Elect Larry Consalvi, Joseph T.W. Gledhill and Brent Mouton to the Board of Directors to serve for a period of one year or until their successors are duly elected and qualified.

3. Amend the Articles of Incorporation to increase the authorized capital to 100,000,000 common shares and 10,000,000 preferred shares, $.001 par value.

4. Amend the Articles of Incorporation to change the name of the Company to Gateway International Holdings, Inc., or such other similar name as may be available in Nevada.

5. Approve the selection of Corbin and Wertz as the Company's Independent Auditor.

Each of the proposed actions is discussed in more detail below.

The date, time and place at which action is to be taken by written consent on the matters to be acted upon, and at which consents are to be submitted, are January 22, 2002, at 11:00 A.M. at 4580 South Thousand Oaks Dr., Salt Lake City, UT 84124.

This information statement is being first sent or given to security holders on approximately January 22, 2002.

The class of securities entitled to vote on the matters to be acted upon is common stock, of which the total amount presently outstanding is 4,384,000 shares, each share being entitled to one vote. The record date for determination of the security holders entitled to vote or give consent is December 14, 2001. The consent of the holders of a majority of the shares entitled to vote upon the matter is required for approval of the actions.

None of the persons who have been directors or officers of the Company at any time since the beginning of the last fiscal year, nor any associate of any such persons, has any interest in the matters to be acted upon. No director of the Company has informed the registrant in writing that he intends to oppose any action to be taken by the Company. No proposals have been received from security holders.

APPROVE THE AGREEMENT AND PLAN OF

REORGANIZATION WITH E.M. TOOL COMPANY, INC.

(PROPOSAL NO. 1)

The Company has entered into an Agreement and Plan of Reorganization with E.M. Tool Company, Inc., ("E.M.") whereby the Company will acquire E.M. by exchanging 13,536,000 restricted common shares of the Company for 21,262 common shares of E.M. which represents all of the outstanding shares of E.M. E.M. will become a wholly owned subsidiary of the Company. A copy of the Agreement and Plan of Reorganization is included with this information statement.

Description of the Business

E.M. was originally founded in Orange, California in 1991 and is in the business of Computer Numerical Control ("CNC") machine tool sales. E.M. is principally engaged in acquiring, refurbishing and selling pre-owned CNC machines tools to manufacturing customers across the United States. The Company is a full service distributor that sells to a diverse base of customers in aerospace, military and medical fields. The Company is a dealer in previously owned CNC machine tools and currently represents the Mori Seiki, Kitamura and Matsuura brands. The Company purchases pre-owned machines from Japan, Europe and the United States. The machines are then transported to the Company's facilities in Anaheim, CA where they are inspected, repaired, refurbished and made available for resale. E.M. has the capability to machine replacement parts for broken, worn or obsolete components on machines being refurbished.

E.M. occupies 14,500 square feet of industrial space for demonstration and sales support. E.M.'s facilities are located in Anaheim, California. Administration occupies 2,575 square feet of hardwall offices. Storage for tooling inventory consists of 480 square feet and 312 square feet of small parts storage. There is an additional storage area of 792 square feet on the mezzanine area. The machine shop occupies 370 square feet. The remaining 10,763 square feet is the main showroom and machine warehouse. Currently, E.M. has five salespeople, three service technicians and an administrative staff of four to support operations and marketing.

E.M. uses a variety of methods to market its products and services. They employ a combination of direct mailings, print advertising and special events to promote the products. E.M. has found that market for machine tools in the state of California to continue to climb despite cutbacks in the defense industry. California has a base in excess of 20,000 potential accounts. E.M. has an active mailing list of approximately 2,500 and a database of over 27,000 companies nationwide. Over the last two years, E.M. has averaged a 35% new customer order ratio and a 65% existing customer ratio. E.M. intends to expand its sales and service to the Mid-West by opening an office in the Chicago area in 2002.

CNC machining is the primary manufacturing method in the world today. Most everything we use on a daily basis begins with a CNC machine, from the original mold for a television set to the landing gear on jet aircraft.

Competition in the CNC machine tool market is intense with both manufacturers of new equipment and re-sellers of refurbished equipment. New machine manufacturers include Bridgeport, Cincinnati-Milacron, Fadal, Haas, Hardinge, Hurco and Lagun in the United States. Japanese manufacturers include Brother, Fanuc, Hitachi Seiki, Ikegai, Kitamura, Kuraki, Matsuura, Mazak, Mori Seiki, Nakamura-Tome, OKK, Okuma, SNK and Shizuoka. Taiwanese manufacturers include Comet, Femco, Leadwell, Victor, Yang and YCI. 19 of these competitors are located within a thirty-mile radius of E.M. These companies provide support for applications, immediate local service, training and factory direct local support.

Competition for used machine sales depends greatly on a company's reputation for quality, their ongoing relationship with the buyer and support after the sale. E.M. provides service support and extended warranty coverage to differentiate themselves in the marketplace.

Financial statements for E.M. Tool Company are included with this information statement.

ELECTION OF DIRECTORS

(PROPOSAL NO. 2)

The Company's Articles of Incorporation and Bylaws authorize a Board comprised of not more than seven members. Shareholders will be asked to elect three new Directors.

Set forth below for each nominee for election as a Director, based on information supplied by him, are his name, age as of the date of the Information Statement, any presently held positions with the Company, his principal occupation now and for the past five years, other Directorships in public companies and his tenure of service with the Company as a Director. Each shall hold office until the annual meeting of stockholders in 2002.

Nominees For Election As Directors

Larry Consalvi. Mr. Consalvi is a founder of Elite Machine Tool Company which began in 1991. Elite Machine Tool Company specializes in sales of industrial CNC machinery. He has extensive experience in CNC machine tools and sales. His duties at Elite include the overall responsibility for strategic planning and management and identification of CNC machinery for purchase. From 1984 until 1991, Mr. Consalvi was employed by Yamazen USA, the largest distributor of Japanese machine tools in the United States.

Joseph T.W. Gledhill. Mr. Gledhill joined Elite Machine Tool Company in August 1999. As Vice President, he is responsible for service and operations administration. He manages all aspects of refurbishment and repair operations as well as identifying CNC machinery for purchase. From February 1984 to August 1999, Mr. Gledhill was the owner and operations manager for D.J. Industries, a company providing precision machined parts to first tier manufacturers.

Brent Mouton. Mr. Mouton has been with Elite Machine Tool Company since February 1998 as General Manager. He is responsible for the administration and operations of the Company. He manages all finance and accounting functions, information technology and system and customer service. From September 1997 to August 1998, Mr. Mouton was employed by the Strata Analysts Group where he managed the sale and installation of an integrated computerized fleet and fuel management system. From November 1996 to September 1997, Mr. Mouton was self employed as a contractor in Shoemakersville, PA where he designed and built a 7,000 sq. ft. theme restaurant.

INCREASE THE AUTHORIZED CAPITAL TO

100,000,000 COMMON SHARES AND

10,000,000 PREFERRED SHARES

(PROPOSAL NO. 3)

Shareholders will be asked to approve a change in capitalization of the Company from 25,000,000 shares of common stock, par value $.001 to 100,000,000 shares of common stock, par value $.001 and 10,000,000 shares of preferred stock, par value $.001. Management of the Company believes changing the capital structure of the corporation will provide the Company broader discretion in acquiring potential business opportunities.

CHANGE IN CORPORATE NAME

(PROPOSAL NO. 4)

Due to the evolving nature of the Company's business and as part of the agreement and Plan of Reorganization (see Proposal 1), the Board of Directors has determined that it is the best interests of the Company to change its corporate name to Gateway International Holdings, Inc., or such other similar name as may be available in Nevada. The name change will be effected by an amendment to the Company's Articles of Incorporation.

APPROVE THE SELECTION OF CORBIN AND WERTZ AS THE

COMPANY'S INDEPENDENT AUDITOR

(PROPOSAL NO. 5)

For a matter of convenience, the Board of Directors has approved changing the Company's independent auditor from David E. Coffey, P.C. of Las Vegas, Nevada to Corbin and Wertz, an auditing firm located in Irvine, California near E.M.'s operations. Shareholders are asked to approve this change. Neither of the firms nor any of their members has any direct or indirect financial interest in or any connection with the Company in any capacity other than as auditors.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The table on the following page sets forth as of December 14, 2001, the number and percentage of the outstanding shares of Common Stock which, according to the information supplied to the Company, were beneficially owned by (i) each person who is currently a director of the Company, (ii) each Named Executive Officer (as defined below), (iii) all current directors and executive officers of the Company as a group and (iv) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding Common Stock. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class of Common Stock
Robert Deller	440,000	10%
2017 Tremont Lane
Reno, NV 89509

Kim Farran	480,000	10.9%
3250 Platte River Ct.
Reno, NV 89503

Joe D. Thomas (1)	800,000	18.25%
4580 South Thousand Oaks Dr.
Salt Lake City, UT 84124

All Directors and Officers
As a group (1 Person)	800,000	18.25%

(1) Officer and/or director of the Company.

EXECUTIVE OFFICERS

All executive officers are elected by the Board and hold office until the next Annual Meeting of stockholders and until their successors are elected and qualify.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding the annual and long-term compensation for services in all capacities to the Company for the prior fiscal year ended September 30, 2001 of those persons who were either (i) the chief executive officer of the Company during the last completed fiscal year or (ii) one of the other four most highly compensated executive officers of the Company as of the end of the last completed fiscal year whose annual salary and bonuses exceeded $100,000 (collectively, the "Named Executive Officers").
Name and Principal Position	Year	Annual Compensation			Long Term Compensation	All Other Compensation (1)
		Salary($)	Bonus($)	Other Annual Compensation	Options/ SARs (#)
Joe D. Thomas President, Chief Executive Officer	2001	-0-	-0-	-0-	-0-	-0-
Johne Phelps President, Chief Executive Officer	2001 2000 1999	-0- -0- 10,000	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-

Employment and Other Arrangements

The Company has no agreement or understanding, express or implied, with any officer, director, or principal stockholder, or their affiliates or associates, regarding employment with the Company or compensation for services. There are no other plans, understandings, or arrangements whereby any of the Company's officers, directors, or principal stockholders, or any of their affiliates or associates, would receive funds, stock, or other assets in connection with operating the Company.

Stock Options and Warrants

No stock options were issued to any of the Named Executive Officers during fiscal year 2001.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following discussion includes certain relationships and related transactions which occurred during the Company's fiscal year ended September 30, 2001 and September 30, 2000.

In May of 1999, the Company paid $4,500 to Leisa Stilwell for services performed on behalf of the Company. Mrs. Stilwell was a beneficial owner of more than 5% of the Company's common stock.

In August of 1999, the Company ended operations in the catalogue business and sold certain inventory to Kim Farran for $500 in cash. The Company reported a loss of $1,942 in the transaction. Mr. Farran was also paid $85 in rent for storing non-perishable inventory. Mr. Farran is a beneficial owner of more than 5% of the Company's common stock.

In August of 2000, the Company received $3,000 in cash from Kim Farran in exchange for a two-year 12% promissory note. Mr. Farran is the beneficial owner of more than 5% of the Company's common stock.

OTHER INFORMATION

Section 16(a) of the Securities Exchange Act of 1934 requires officers and Directors of the Company and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in their ownership with the Securities and Exchange Commission, and forward copies of such filings to the Company. Based on the copies of filings received by the Company, during the most recent fiscal year, the directors, officers, and beneficial owners of more than ten percent of the equity securities of the Company registered pursuant to Section 12 of the Exchange Act, have filed on a timely basis, all required Forms 3, 4, and 5 and any amendments thereto.

FORM 10-K

THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S MOST RECENT REPORT ON FORM 10-KSB, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON WRITTEN REQUEST TO THE COMPANY'S SECRETARY AT 4580 SOUTH THOUSAND OAKS DR., SALT LAKE CITY, UT 84124.

By Order of the Board of Directors

Joe D. Thomas

President

ELITE MACHINE TOOL COMPANY

FINANCIAL STATEMENTS

For The Years Ended September 30, 2001 and 2000

with

INDEPENDENT AUDITORS' REPORT THEREON

INDEPENDENT AUDITORS' REPORT

To the Board of Directors

Elite Machine Tool Company

We have audited the accompanying balance sheet of Elite Machine Tool Company (the "Company") as of September 30, 2001, and the related statements of operations, stockholders' deficit and cash flows for the each of the years in the two-year period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2001, and the results of its operations and its cash flows for each of the years in the two-year period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As disclosed in Note 1, the Company has negative working capital of $118,202, accumulated deficit of $943,320 at September 30, 2001, losses from operations through September 30, 2001 and a lack of operational history. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

CORBIN & WERTZ

Irvine, California

November 13, 2001

ELITE MACHINE TOOL COMPANY

BALANCE SHEET
September 30, 2001
ASSETS
Current assets:
Cash	$ 106,150
Accounts receivable	202,440
Inventories	829,940
Total current assets	1,138,530
Property and equipment, net	110,194
Other assets	15,941
$ 1,264,665
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$ 394,718
Current portion of notes payable	654,094
Current portion of obligation under capital lease	5,220
Note payable to related party	202,700
Total current liabilities	1,256,732
Notes payable, net of current portion	983,767
Obligation under capital lease, net of current portion	3,947
987,714
Total liabilities	2,244,446
Commitments and contingencies
Stockholders' deficit:
Common stock, no par value; 100,000 shares authorized; 20,000 shares issued and outstanding	40,000
Stockholder note receivable	(76,461)
Accumulated deficit	(943,320)
Total stockholders' deficit	(979,781)
$ 1,264,665

See independent auditors' report and accompanying notes to financial statements 3

ELITE MACHINE TOOL COMPANY

STATEMENTS OF OPERATIONS

	Years Ended September 30,	Years Ended September 30,
	2001	2000
Net sales	$ 4,098,698	$ 4,309,113
Cost of sales	(3,130,718)	(3,504,403)
Gross profit	967,980	804,710
Operating expenses:
Payroll and related	499,890	377,171
Selling, general and administrative	397,026	448,737
Total other expenses	896,916	825,908
Operating income (loss)	71,064	(21,198)
Other income (expense):
Interest expense	(191,769)	(160,440)
Loss on disposal of asset	(24,215)	-
Other	46,657	1,245
Total other income (expense)	(169,327)	(159,195)
Loss before provision for income taxes	(98,263)	(180,393)
Provision for income taxes	800	800
Net loss	$ (99,063)	$ (181,193)

Basic and diluted net loss available to common stockholders per common share	$ (4.95)	$ (17.54)

Basic and diluted weighted average common shares outstanding	(20,000)	(10,330)

See independent auditors' report and accompanying notes to financial statements 3

ELITE MACHINE TOOL COMPANY

STATEMENTS OF STOCKHOLDERS' DEFICIT

For Each Of The Years In The Two-Year Period Ended September 30, 2000

	Common Stock Shares	Common Stock Amount	Stockholder Note Receivable	Accumulated Deficit	Total
Balance, October 1, 1999	10,300	$ 20,000	$ (55,820)	$ (663,064)	$ (698,884)
Increase in stockholder note receivable	-	-	(55,806)	-	(55,806)
Issuance of common stock for conversion of note payable	9,700	20,000	-	-	20,000
Net loss	-	-	-	(181,193)	(181,193)
Balance, September 30, 2000	20,000	40,000	(111,626)	(844,257)	(915,883)
Increase in stockholder note receivable	-	-	(69,835)	-	(69,835)
Decrease in stockholder note receivable	-	-	105,000	-	105,000
Net loss	-	-	-	(99,063)	(99,063)
Balance, September 30, 2001	20,000	$ 40,000	$ (76,461)	$ (943,320)	$ (979,781)

See independent auditors' report and accompanying notes to financial statements 4

ELITE MACHINE TOOL COMPANY

STATEMENTS OF CASH FLOWS

	Years Ended September 30,	Years Ended September 30,
	2001	2000
Cash flows from operating activities:
Net loss	$ (99,063)	$ (181,193)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	29,030	26,477
Loss on disposal of fixed asset	24,215	-
Bad debt expense	30,756	11,448
Changes in operating assets and liabilities:
Accounts receivable	128,383	(351,700)
Inventories	338,106	(41,766)
Other assets	2,519	17,714
Accounts payable and accrued liabilities	(391,305)	213,914
Net cash provided by (used in) operating activities	62,641	(305,106)
Cash flows used in investing activities:
Purchases of property and equipment	-	(10,206)
Cash flows from financing activities:
Principal repayments on notes payable	(446,846)	(342,360)
Principal borrowing on notes payable	363,371	503,068
Principal repayments on capital lease obligations	(5,834)	-
Principal repayments on note payable to related party	-	(266,800)
Principal borrowings on note payable to related party	-	475,000
Increase in stockholder note receivable	(69,835)	(55,806)
Net cash (used in) provided by financing activities	(159,144)	313,102
Net decrease in cash	(96,503)	(2,210)
Cash at beginning of year	202,653	204,863
Cash at end of year	$ 106,150	$ 202,653

	Years Ended September 30,	Years Ended September 30,
	2001	2000
Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$ 191,769	$ 160,440
Income taxes	$ 800	$ 800

Supplement schedule of noncash investing activities:

During the year ended September 30, 2000, the Company issued 9,700 shares of common stock pursuant to the conversion of a note payable to a related party in the amount of $20,000.

During the years ended September 30, 2001 and 2000, the Company financed through notes payable the purchases of property and equipment in the amount of $36,015 and $56,791, respectively.

During the year ended September 30, 2001, the Company incurred capital lease obligations of $15,001.

During the year ended September 30, 2001, the Company sold inventory to a related party in the amount of $45,000 and reduced a note payable to a related party.

During the year ended September 30, 2001, the Company was authorized to offset $105,000 of the stockholder not receivable against a note payable to related party (see Note 4).

See accompanying notes to the financial statements for additional information relating to non-cash investing and financing activities during the years ended September 30, 2001 and 2000.

See independent auditors' report and accompanying notes to financial statements 6

ELITE TOOL MACHINE COMPANY

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Organization and Operations

Elite Machine Tool Company was founded in 1991. The Company incorporated in California as EM Tool Company, Inc. on March 30, 1998, beginning operations on October 1, 1998. The Company is principally engaged in acquiring, refurbishing and selling pre-owned Computer Numerical Control machine tools to manufacturing customers across the United States of America. The Company is a full service distributor that sells to a diverse base of customers in aerospace, military and medical fields.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has negative working capital of $118,202, accumulated deficit of $943,320 at September 30, 2001, losses from operations through September 30, 2001 and a lack of operational history. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The Company intends to fund operations through increased sales and debt and equity financing arrangements which management believes may be insufficient to fund its capital expenditures, working capital and other cash requirements for the fiscal year ending September 30, 2002. Therefore, the Company may be required to seek additional funds to finance its long-term operations. The successful outcome of future activities cannot be determined at this time and there is no assurance that if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

The financial statements do not include any adjustments related to recoverability and classification of assets carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

ELITE TOOL MACHINE COMPANY

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES, continued

Risks and Uncertainties

The Company operates in a highly competitive industry that is subject to intense competition, government regulation and rapid technological change. The Company's operations are subject to significant risk and uncertainties including financial, operational, technological and other risks associated with an emerging business, including the potential risk of business failure.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include, among others, provision for losses on accounts receivable, and valuation for losses on obsolete inventory and valuation on deferred taxes. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 107 ("SFAS 107"), "Disclosures About Fair Value of Financial Instruments." SFAS 107 requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. The carrying amount of the Company's cash, accounts receivable, accounts payable, accrued liabilities, capital lease obligations and notes payable approximates their estimated fair values due to the short-term maturities of those financial instruments. The fair value of the note payable to a related party and stockholder note receivable is not determinable as these transactions are with related parties.

Concentration Risk

The Company grants credit to customers within the United States of America and does not require collateral. The Company's ability to collect receivables is affected by economic fluctuations in the geographic areas served by the Company. Reserves for uncollectible amounts are provided, based on past experience and a specific analysis of the accounts, which management believes are sufficient. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts. At September 30, 2001, the Company determined no reserve for uncollectible amounts is necessary.

ELITE TOOL MACHINE COMPANY

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES, continued

At September 31, 2001, three customers accounted for approximately 69% of accounts receivable. One customer accounted for approximately 11% and 14% of sales for fiscal 2001 and 2000, respectively.

Inventories

Inventories, which consist primarily of pre-owned Computer Numerical Control machine tools are stated at the lower of cost or market with cost determined on a specific identification basis. The Company regularly monitors inventory for excess or obsolete items and makes any valuation corrections when such adjustments are known.

Such net realizable value is based on management's forecast for sales of the Company's products in the ensuing years. The industry in which the Company operates is characterized by technological advancement and change. Should demand for the Company's products prove to be significantly less than anticipated, the ultimate realizable value of the Company's inventories could be substantially less than the amount shown on the accompanying balance sheet.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from five to seven years. Equipment under capital lease obligations is depreciated over the shorter of the estimated useful life or the term of the lease. Repairs and maintenance are charged to expense as incurred while improvements are capitalized. Upon the sale or retirement of property and equipment, the accounts are relieved of the cost and the related accumulated depreciation, with any resulting gain or loss included in the consolidated statements of operations.

ELITE TOOL MACHINE COMPANY

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES, continued

Long-Lived Assets

During 1995, the FASB issued Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of,"which requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In accordance with the provisions of SFAS 121, the Company regularly reviews long-lived assets and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Based on its analysis, the Company believes that no impairment of the carrying value on its long-lived assets exists at September 30, 2001. There can be no assurance, however, that market conditions will not change or demands for the Company's services or products will continue which could result in impairment on long-lived assets in the future.

Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not those assets will not be recovered.

Revenue Recognition

The Company records sales when goods are shipped to the customer.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin 101 ("SAB 101"), "Revenue Recognition," which outlines the basic criteria that must be met to recognize revenue and provides guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the Securities and Exchange Commission. The effective date of this pronouncement was the fourth quarter of the fiscal year beginning after December 15, 1999. The adoption of SAB 101 did not have a material impact on the Company's financial position and results of operations.

ELITE TOOL MACHINE COMPANY

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES, continued

Warranty

The Company provides a warranty on certain products sold up to 90 days. Estimated future warranty obligations related to certain products and services are provided by charges to operations in the period in which the related revenue is recognized. A warranty reserve of approximately $12,000 has been recorded at September 30, 2001.

Advertising

The Company expenses the cost of advertising when incurred as selling expense. Advertising expenses were approximately $40,000 and $15,000 for the years ended September 30, 2001 and 2000, respectively.

Earnings Per Share

The Company has adopted Statement of Financial Accounting Standards No. 128 ("SFAS 128"),"Earnings Per Share." Under SFAS 128, basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of shares assumed to be outstanding during the period of computation. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive (there were no common share equivalents at September 30, 2001 and 2000). Because the Company has incurred net losses, basic and diluted loss per share is the same, as additional potential common shares would be anti-dilutive (see Note 8).

Comprehensive Income

The Company has adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income." SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The adoption of SFAS 130 did not have a material effect on the Company's results of operations or financial position as the Company has no items of comprehensive income.

ELITE TOOL MACHINE COMPANY

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES, continued

Segments of Business

The Company has adopted Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosures about Segments of an Enterprise and Related Information." SFAS 131 changes the way public companies report information about segments of their business in their business in their annual financial statements and requires them to report selected segment information in their quarterly reports issued to stockholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. The Company currently operates in one segment, as disclosed in the accompanying statements of operations.

Recent Accounting Pronouncements

In July 2001, FASB issued Statement of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations" which is effective for business combinations initiated after June 30, 2001. SFAS 141 eliminates the pooling of interest method of accounting for business combinations and requires that all business combinations occurring on or after July 1, 2001 be accounted for under the purchase method. The Company does not expect SFAS 141 to have a material impact on its financial statements.

In July 2001, FASB issued Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets," which is effective for fiscal years beginning after December 15, 2001. Early adoption is permitted for entities with fiscal years beginning after March 15, 2001 provided that the first interim financial statements have not been previously issued. SFAS 142 address how intangible assets that are acquired individually or with a group of other assets should be accounted for in the financial statements upon their acquisition and after they have been initially recognized in the financial statements. SFAS 142 requires that goodwill and intangible assets that have indefinite useful lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their useful lives. SFAS 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment. In addition, SFAS 142 expands the disclosure requirements about goodwill and other intangible assets in the years subsequent to their acquisition. Impairment losses for goodwill and indefinite-life intangible assets that arise due to the initial application of SFAS 142 are to be reported as resulting from a change in accounting principle. However, goodwill and intangible assets acquired after June 30, 2001 will be subject immediately to be provision of SFAS 142. The Company does not expect SFAS 142 to have a material effect on its financial statements.

ELITE TOOL MACHINE COMPANY

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES, continued

In July 2001, the FASB issued Statement of Financial Accounting Standards No. 143 ("SFAS 143"), "Accounting for Asset Retirement Obligations." SFAS 143 establishes standards associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company has not yet assessed the impact, if any, this standard may have on its financial statements, but does not expect the impact to be material.

In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of. The provisions of SFAS 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within these fiscal years, with early adoption encouraged. The Company does not expect SFAS 144 to have a material impact on its financial statements.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of September 30, 2001:
Furniture and fixtures	$ 39,055
Machinery and equipment	69,991
Automobiles	103,614
Leasehold improvements	13,069
225,729
Less accumulated depreciation and amortization	(115,535)
$ 110,194

NOTE 3 - NOTES PAYABLE

Notes payable consist of the following as of September 30, 2001:

Secured note payable to bank, collateralized by substantially all the assets of the Company, payable in monthly installments of $31,558, including interest at 11.25% maturing in November 2004.	$ 1,069,566
Secured note payable to bank, collateralized by certain assets of the Company, payable in monthly interest installments at a rate equal to the prime rate (6% at September 30, 2001) plus 2% maturing in October 2001, which the Company is in the process of renegotiating.	180,000
Notes payable to financial institutions, secured by vehicles, payable in monthly installments of $920 and $1,095, including interest ranging from 5.90% to 10.09%, maturing on various dates through September 2005.	80,440
Unsecured note payable to an individual, payable in monthly installments of $2,500, including imputed interest of 10%, maturing in September 2003, net of debt discount of $5,816.	54,184
Unsecured notes payable to various individuals, payable in monthly installments ranging from $3,760 to $5,545, including interest ranging from 10.84% to 13.57%, maturing on various dates through September 2004	253,671
1,637,861
Less current portion	(654,094)
$ 983,767

ELITE TOOL MACHINE COMPANY

NOTES TO FINANCIAL STATEMENTS

NOTE 3 - NOTES PAYABLE, continued

Maturities of the long-term debt in each of the next five years and thereafter are as follows:

For The Years Ending September 30,
2002	$ 654,094
2003	457,350
2004	444,772
2005	81,645
$ 1,637,861

NOTE 4 - RELATED PARTY TRANSACTIONS

From time to time, the Company borrows funds from a stockholder for working capital purposes, which are non-interest bearing. During fiscal 2000, the Company had borrowings of $475,000 and repayments of $266,800. During fiscal 2000, the stockholder converted $20,000 of the related borrowings into 9,700 shares of common stock (see Note 6). During fiscal 2001, the Company reduced the related borrowings for the sale of inventory to the related party in the amount of $45,000. During fiscal 2001, the stockholder agreed to offset $105,000 of these borrowings against another stockholder's note receivable (see below). At September 31, 2001, outstanding borrowings totaled $202,700.

During fiscal 2000, a stockholder of the Company entered into certain sales transactions with Accurate Technology and L&M Industries, companies which are operated by relatives of the stockholder. During fiscal 2000, the Company invoiced Accurate Technology and L&M Industries, Inc. approximately $340,000 and $125,000, respectively. During fiscal 2001, the Company invoiced L&M Industries, Inc. approximately $305,000, of which approximately $45,000 was netted against the note payable to a related party (see above). At September 30, 2001, no amounts were due related to these sales.

During fiscal 2001 and 2000, the Company had advanced $69,835 and $55,806, respectively, to an officer and stockholder. The advances are non-interest bearing and are due on demand. As of September 30, 2001, the Company had advances to an officer of $76,461. During fiscal 2001, the stockholder agreed to offset $105,000 of these advances from the Company against another stockholder's advances to the Company (see above). The Company has reclassified the note receivable as an increase to stockholders' deficit at September 30, 2001.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

Leases

The Company is a lessee of certain equipment under a capital lease agreement that expires in May 2003. Terms of the lease require a monthly payment of approximately $600, with an imputed interest rate of 16.98%. The asset under capital lease is recorded at the lower of the present value of the minimum lease payments or the fair market value of the related assets.

In addition, the Company leases certain property and equipment under operating lease agreements. The leases expire on various dates through April 2004 and provide for monthly payments ranging from approximately $200 to $7,000.

The future minimum annual lease payments under these agreements as of September 30, 2001 are as follows:

	Capital Leases	Operating Leases	Total
2002	$ 7,000	$ 108,000	$ 115,000
2003	4,000	111,000	115,000
2004	-	34,000	34,000
Total minimum lease payments	11,000	$ 253,000	$ 264,000
Less amount representing interest	(1,833)
Present value of minimum lease payments	9,167
Less current portion	5,220
	$ 3,947

Rent expense under operating leases for the fiscal years ended September 30, 2001 and 2000 was approximately $104,000 and $71,000, respectively. Interest expense incurred pursuant to the capital lease obligations was approximately $2,000 and $500 for the years ended September 30, 2001 and 2000, respectively.

ELITE TOOL MACHINE COMPANY

NOTES TO FINANCIAL STATEMENTS

NOTE 5 - COMMITMENTS AND CONTINGENCIES, continued

The following is an analysis of the leased equipment under capital leases as of September 30, 2001, which is included in property and equipment (see Note 2):

Furniture and fixtures	$ 15,000
Accumulated depreciation	(4,000)
$ 11,000

Legal

The Company may be involved from time to time in various claims, lawsuits, disputes with third parties, actions involving allegations or discrimination or breach of contract actions incidental in the normal operations of the business. The Company is currently not involved in any such litigation which management believes could have a material adverse effect on its financial position or results of operations.

NOTE 6 - STOCKHOLDERS' EQUITY

During fiscal 2000, the Company issued 9,700 shares of common stock in connection with the conversion of a note payable to a related party in the amount of $20,000 (estimated to be the fair market value on the date of conversion) (see Note 4).

NOTE 7 - INCOME TAXES

The tax effects of temporary differences that give rise to deferred taxes at September 30, 2001 are as follows:

Deferred tax asset:
Net operating loss carryforward	$ 352,000
Less valuation allowance	(352,000)
Net deferred tax asset	$ -

The valuation allowance increased by $28,000 during the year ended September 30, 2001. No current provision for income taxes for the year ended September 30, 2001 and 2000 is required, except for minimum California state taxes of $800 per entity, since the Company incurred losses during the years.

ELITE TOOL MACHINE COMPANY

NOTES TO FINANCIAL STATEMENTS

NOTE 7 - INCOME TAXES, continued

The provision for income taxes for the years ended September 30, 2001 and 2000 differs from the amount computed by applying the U.S. Federal income tax rate of 34% to loss before income taxes as a result of the following;
	2001	2000
Computed tax benefit at federal statutory rate	$ (34,000)	$ (62,000)
State income tax benefit, net of federal effect	(7,000)	(12,000)
Increase in valuation allowance	28,000	62,000
Non-deductible expenses	17,000	19,000
Other, net	(3,200)	(6,200)
	$ 800	$ 800

As of September 30, 2001, the Company had net operating loss carryforwards of approximately $958,000 and $479,000 for federal and California state income tax reporting purposes, which expire in 2021 and 2006, respectively.

NOTE 8 - EARNINGS PER SHARE

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for the years ended September 30, 2001 and 2000:
	Years Ended September 30,	Years Ended September 30,
	2001	2000
Numerator for basic and diluted loss per share:
Net loss charged to common stockholders	$ (99,063)	$ (181,193)
Denominator for basic and diluted loss per share:
Weighted average shares	20,000	10,330
Basic and diluted loss per share	$ (4.95)	$ (17.54)

NOTE 9 - SUBSEQUENT EVENTS

Merger

Pursuant to an acquisition agreement, effective December 11, 2001, the Company completed a transaction whereby it was merged with and into Gourmet Gifts, Inc. ("Gourmet") and the separate corporate existence of the Company ceased. The transaction was recorded as a "reverse acquisition" (the "Merger") whereby the Company was considered to be the accounting acquirer as it retained control of Gourmet after the merger. Simultaneous with the Merger, all the outstanding shares of common stock of the Company were exchanged on a 1-for-637 basis for shares of common stock of Gourmet.

At the time of the Merger, Gourmet had 3,384,000 shares outstanding, net of 1,000,000 shares canceled pursuant to the merger agreement. By virtue of the Merger, the stockholders of the Company acquired 13,536,000 shares of Gourmet. The total issued, outstanding and committed shares of the combined entities subsequent to the Merger were 16,920,000 shares. Since Gourmet's continuing operations and balance sheet are insignificant, a pro forma consolidated balance sheet at September 31, 2001 and consolidated statement of operations for the year ended September 31, 2001 are not presented here.

Stockholder's Equity

On October 23, 2001, the Company issued 1,262 shares of common stock for $1,000 in cash.